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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 33-70342, 33-63752, 333-11975, 333-80925 and 333-40540 of Station Casinos, Inc. on the respective Forms S-8, of our report dated January 29, 2003, appearing in the Annual Report on Form 10-K of Station Casinos, Inc. for the year ended December 31, 2002.

Deloitte & Touche LLP

Las Vegas, Nevada
March 31, 2003

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  EXHIBIT 23.1